TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

                                                                    Exhibit 31.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                            Section 302 Certification

I, Paul Eibeler, Chief Executive Officer and President of Take-Two Interactive Software, Inc, certify that:

      1. I have reviewed this Annual Report on Form 10-K/A of Take-Two Interactive Software, Inc. and

      2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.




February 27, 2006                                /s/ Paul Eibeler
                                                 ----------------
                                                     Paul Eibeler
                                                     Chief Executive Officer
                                                     and President